Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-133110

PROSPECTUS

                       AMERICAN CARESOURCE HOLDINGS, INC.

                                3,596,838 Shares
                                  Common Stock

      The stockholders named in this prospectus are selling up to 3,596,838 shares of our common stock. The selling stockholders may offer and sell their shares on a continuous or delayed basis in the future. Of such shares (i) 1,392,825 shares were issued pursuant to the distribution by dividend of our common stock by Patient Infosystems, Inc. to investors in its October 2005 private offering; (ii) 273,618 shares were issued pursuant to the distribution by dividend of shares of our common stock by Patient Infosystems, Inc. as payment of dividends in the October 2005 dividend distribution of Patient Infosystems' common stock to Series C and Series D preferred stockholders of Patient Infosystems; and (iii) 1,930,395 shares were issued by American CareSource Holdings, Inc. in its March 2006 private placement. Of the above amounts, 313,470 shares are issuable upon exercise of certain common stock purchase warrants issued as compensation to Laidlaw & Company (UK) Ltd. The number of shares included herein has been reduced from the amount included in the original registration statement to the extent that 695,442 shares have been sold by certain of the selling stockholders. All of the distributions referred to above were made exclusively to "accredited investors" as defined in Rule 501 of Regulation D.

      These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

      Our common stock is currently listed on The American Stock Exchange under the symbol "XSI." On January 29, 2007, the last reported sale price of our common stock on The American Stock Exchange was $2.10 per share.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February 8, 2007.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................1

ABOUT AMERICAN CARESOURCE HOLDINGS, INC........................................2

RISK FACTORS...................................................................4

USE OF PROCEEDS................................................................8

SELLING STOCKHOLDERS...........................................................8

PLAN OF DISTRIBUTION..........................................................15

WHERE YOU CAN FIND MORE INFORMATION...........................................16

INCORPORATION BY REFERENCE....................................................16

INDEMNIFICATION...............................................................17

LEGAL MATTERS.................................................................17

EXPERTS.......................................................................17

                              ABOUT THIS PROSPECTUS

      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by American CareSource Holdings. You should rely only on the information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement, if any, or in any amendment to this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. You should assume that the information appearing in this prospectus, as well as the information we filed previously with the Securities and Exchange Commission (the "SEC") and incorporated herein by reference, is accurate only as of the date of the document containing the information.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the information in this prospectus may constitute forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). However, the safe-harbor provisions of PSLRA do not apply to statements made in this prospectus. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition or state other "forward-looking" information.

      We believe it is important to communicate our expectations to our investors. However, we may be unable to accurately predict or control events in the future. The factors listed in the section captioned "Risk Factors," as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                    ABOUT AMERICAN CARESOURCE HOLDINGS, INC.

      American CareSource Holdings, Inc. ("American CareSource Holdings," "Registrant," "we," "us," "our," or the "Company") became an independent public company, on December 23, 2005, after Patient Infosystems, Inc. ("Patient Infosystems") distributed by dividend substantially all of its shares of American CareSource Holdings common stock to Patient Infosystems' stockholders. Public trading of the Company's stock commenced on December 28, 2005 on the OTC Bulletin Board under the symbol "ACSH.OB." On October 19, 2006, the Company's stock was listed for trading on The American Stock Exchange under the symbol "XSI."

      Our principal executive offices are located at 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas 75240, and our telephone number is (972) 308-6830. Our Internet address is www.anci-care.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.

      American CareSource Holdings is an ancillary benefits management company. Through its comprehensive network, customer service support and claims management services, the Company assists health benefits plan sponsors such as preferred provider organizations, third party administrators, workers compensation benefits administrators, insurance companies, and employers expand the range of provider choices available to their patients while reducing overall ancillary benefits costs. Ancillary healthcare services include a broad array of services that supplement or support the care provided by hospitals and physicians, including the non-hospital, non-physician services associated with surgery centers, free-standing diagnostic imaging centers, home health and infusion, durable medical equipment, orthotics and prosthetics, laboratory and many other services.

      The Company's wholly owned subsidiary, Ancillary Care Services, Inc. ("Ancillary Care Services"), is a holding company which wholly owns the following operating subsidiaries: Ancillary Care Services Medicare, Inc., Ancillary Care Services Workers Compensation, Inc. and Ancillary Care Services Group Health, Inc. The Company intends to operate its ancillary care services business within each of the foregoing operating subsidiaries.

      The Company was incorporated in November 2003 under the laws of Delaware as a wholly-owned subsidiary of Patient Infosystems in order to facilitate its acquisition of substantially all of the assets of American CareSource Corporation. American CareSource Corporation had been in operation since 1997. The predecessor company to American CareSource Corporation, Physician's Referral Network, began operating in 1995. The business of American CareSource Holdings includes the previous business of American CareSource Corporation.

      On December 23, 2005, Patient Infosystems distributed by dividend 12,071,309 of its shares of common stock of American CareSource Holdings, of which 10,091,899 shares of common stock were distributed pursuant to a registration statement on Form SB-2. Patient Infosystems did not receive any proceeds from the distribution of the shares to its stockholders. Approximately 300,000 shares were retained by Patient Infosystems. Of the 300,000 American CareSource Holdings' shares, 146,482 shares were registered under the aforementioned registration statement and 153,518 are restricted shares. The 153,518 restricted shares retained by Patient Infosystems are reserved for issuance by Patient Infosystems to Laidlaw & Company (UK) Ltd. in connection with shares issuable upon the exercise of warrants issued by Patient Infosystems to Laidlaw & Company (UK) Ltd. in connection with the October 2005 private placement described below. Immediately following the distribution, American CareSource Holdings became an independent public company.

      The American CareSource shares distributed by dividend in December 2005 included dividends on shares sold in October 2005 by Patient Infosystems. In October 2005, Patient Infosystems, in a private placement to accredited investors, sold 3,411,512 shares of its common stock from which it received gross proceeds of approximately $12,000,000. In connection with this transaction, Patient Infosystems granted investors certain registration rights pursuant to a registration rights agreement. The purchasers of the shares of common stock of Patient Infosystems received 1,705,792 shares of common stock of American CareSource Holdings as a result of the dividend declared and paid in connection with the distribution of American CareSource Holdings stock which took place on December 23, 2005. However, the American CareSource Holdings shares issued to such investors were deemed to be restricted securities and issued pursuant to exemptions from registration under the Securities Act. In addition, in connection with the distribution, Laidlaw & Company (UK) Ltd., who acted as the placement agent in the October 2005 private placement, may receive 153,518 restricted shares of American CareSource Holdings common stock upon the exercise of a warrant issued in connection with such private placement. This prospectus updates the prospectus contained in the original registration statement and relates to the registration for resale of 1,239,307 restricted American CareSource Holdings shares issued in the October 2005 private placement, as well as the 153,518 shares underlying the placement agent's warrants.

      Also in October 2005, Patient Infosystems issued 547,244 shares of common stock valued at $3.44 per share and paid $17,351 in cash to the holders of Patient Infosystems' preferred stock in lieu of accrued dividends which it was obligated to pay upon conversion of such preferred stock into common stock. The holders of these shares also received 273,618 shares of American CareSource Holdings common stock as a result of the dividend declared and paid in connection with the December 23, 2005 distribution. Such American CareSource Holding's shares were also restricted and issued pursuant to an exemption from the registration requirements of the Securities Act. This prospectus updates the prospectus contained in the original registration statement and relates to the registration for resale of 273,618 restricted shares of American CareSource Holdings common stock issued pursuant to the October 2005 dividend.

      In March 2006, American CareSource Holdings completed a private placement of securities from which it received gross proceeds of approximately $10.0 million. A portion of the proceeds from this transaction was used to re-pay the balance of an existing credit line with Wells Fargo Bank, N.A.. The transaction consisted of a sale to accredited investors of approximately two million shares of common stock. The Company relied upon the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement was only made available to "accredited investors" as defined in Rule 501 of Regulation D. Laidlaw & Company
(UK) Ltd. acted as the placement agent in connection with the private placement. American CareSource Holdings paid an 8% fee to the placement agent and issued warrants to purchase up to 159,952 shares of common stock with an exercise price of $5.50, in connection with the financing in addition to other costs. Additionally, American CareSource Holdings granted the accredited investors certain registration rights pursuant to a registration rights agreement, in connection with this transaction. As required by the registration rights agreement, the Company filed a registration statement following the final closing of our private placement covering the resale of all shares included therein, as well as the shares underlying the placement agent's warrants. This prospectus updates the prospectus contained in the original registration statement and relates to the registration for resale of 1,770,443 restricted shares of American CareSource Holdings common stock issued in the March 2006 private placement, as well as the 159,952 shares underlying the placement agent's warrants.

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information included in this report. The following risks relate principally to our business. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of shares of our common stock could decline significantly.

We have a history of losses, have never been profitable and will likely continue to lose money for the foreseeable future.

      The Company has incurred net losses in each year since its inception in December 2003 and has an accumulated deficit of approximately $5.9 million as of September 30, 2006. The Company will require significant growth in either claims volume for existing contracts, new contracts or both in order to generate sufficient operational margin to become profitable. No assurances can be given that the Company will be able to generate additional revenues or ever operate profitably in the future. The Company's prospects must be considered in light of the numerous risks, expenses, delays and difficulties frequently encountered in an industry characterized by intense competition, as well as the risks inherent in the development of new programs and the commercialization of new services particularly given its failure to date to operate profitably.

We have faced working capital shortfalls and may need to identify additional sources of capital within 12 months to maintain our operations.

      The Company has never earned profits. Based on the Company's current plans, and as a result of the March 2006 private placement, the Company believes that it has sufficient funds to meet its operating expenses and capital requirements through 2007. In addition, our line of credit terminates during the first quarter of 2007 and we will not renew it. If the Company is unable to reach profitability within the year, it will need to raise additional funds to continue its operations following that period. No assurance can be given that the Company will be able to obtain financing, or successfully sell assets or stock, or, even if such transactions are possible, that they will be on terms reasonable to the Company or that such transactions will enable the Company to satisfy its cash requirements. If the Company does not obtain additional funds, it will likely be required to eliminate programs, delay development of its products, alter its business plans, or, in the extreme situation, cease operations.

We have a limited number of customers, a few of which account for a substantial portion of our business.

      The Company's five largest customers accounted for approximately 94% of its revenues during the quarter ending September 30, 2005 and 98% of its revenue during the quarter ending September 30, 2006. Significant declines in the level of use of the Company's services by one or more of these customers could have a material adverse effect on the Company's business and results of operations. Additionally, an adverse change in the financial condition of any of these customers, including an adverse change as a result of a change in governmental or private reimbursement programs, could have a material adverse effect on its business. No assurance can be given that the Company will not lose additional substantial customers in the future.

We historically have not entered into any long-term contracts with any of our customers and failure to retain such customers could have a material adverse effect on our business and results of operations.

      Generally, the Company does not have any long-term contracts with any of its customers. Currently, the Company has one long-term contract with a customer that is set to extend beyond the next twelve months. In the aggregate, customer agreements that are set to expire within the next twelve months accounted for over 60% of the revenues of the Company during the quarter ended September 30, 2006. There can be no assurance that customers will maintain their agreements with the Company or that customers will renew their contracts upon expiration, or on terms favorable to, the Company. Consequently, the failure to retain such customers could have a material adverse effect on the Company's business and results of operations.

The continued services and leadership of our senior management is critical to our ability to maintain growth and any loss of key personnel could adversely affect our business.

      The future of the business of the Company depends to a significant degree on the skills and efforts of our senior executives, in particular, Wayne A. Schellhammer, our Chief Executive Officer, and David Boone, our Chief Operating Officer and Chief Financial Officer. If the Company loses the services of any of its senior executives, and especially if any of its executives joins a competitor or forms a competing company, the Company's business and financial performance could be seriously harmed. The Company has employment agreements with Mr. Schellhammer and Mr. Boone. The terms of Mr. Schellhammer's and Mr. Boone's employment agreements expire on October 10, 2007 and April 30, 2007, respectively. If, for any reason, we lose any of our executive officers' skills, knowledge of the industry, contacts and expertise, it could result in a setback to the Company's operating plan.

Future sales of our common stock, or the perception that these sales may occur, could depress the price of our common stock.

      Sales of substantial amounts of the Company common stock, or the perception in the public that such sales may occur, could cause the market price of the Company common stock to decline. This could also impair the ability of the Company to raise additional capital through the sale of equity securities. As of January 30, 2007, the Company has 14,486,615 shares of common stock outstanding. Of the outstanding shares, 11,049,729 are freely tradeable without restriction or further registration under the Securities Act, unless the shares are held by one of our "affiliates" as such term is defined in Rule 144 of the Securities Act. An additional 3,436,886 shares are restricted securities as that term is defined under the Securities Act and may be sold under this prospectus. At January 30, 2007, there are outstanding warrants to purchase 1,897,502 shares of common stock of the Company, and options to purchase 1,849,879 shares of common stock of the Company have been granted and are outstanding under the Company's 2005 Stock Option Plan. In addition, there are options available for grant to purchase 283,544 shares of the common stock of the Company under the Company's 2005 Stock Option Plan. If all of the outstanding warrants are exercised and all options available under the Company's 2005 Stock Option Plan are issued and exercised, there will be approximately 18,517,540 shares of common stock outstanding.

Some of our existing stockholders can exert control over us and may not make decisions that further the best interests of all stockholders.

      As of January 30, 2007, our officers, directors and principal stockholders (greater that 5% stockholders) together control beneficially approximately 52.8% of our outstanding common stock. As a result, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider. In addition, this concentration of ownership may delay or prevent a merger or acquisition resulting in a change in control of us and might affect the market price of our common stock, even when such a change in control may be in the best interest of all stockholders.

We are dependent on payments from third party payors who may reduce rates of reimbursement.

      The profitability of the Company will depend on payments provided by third-party payors. Competition for patients, efforts by traditional third-party payors to contain or reduce healthcare costs and the increasing influence of managed care payors, such as health maintenance organizations, in recent years have resulted in reduced rates of reimbursement. If these trends continue, they could adversely affect the Company's results of operations unless the Company can implement measures to offset the loss of revenues and decreased profitability. In addition, changes in reimbursement policies of private and governmental third-party payors, including policies relating to the Medicare and Medicaid programs, could reduce the amounts reimbursed to these customers for the Company's services and consequently, the amount these customers would be willing to pay for the services.

We are dependent upon discounted rates made available by ancillary service providers which may be discontinued at any time.

      The Company obtains revenue from cost savings that it is able to receive from the ancillary service providers and pass on to customers. Should the ancillary service providers discontinue making available a discount to the Company, the Company will be unable to recognize any gain from the sale of services to payors or networks. If the Company is unable to recognize these margins, it will be unable to continue its business as it is currently conducted.

Changes in state and federal regulations could restrict our ability to conduct our business.

      Numerous state and federal laws and regulations affect our business and operations. These laws and regulations include, but are not necessarily limited to:

o healthcare fraud and abuse laws and regulations, which prohibit illegal referral and other payments;

o Employee Retirement Income Security Act of 1974 and related regulations, which regulate many healthcare plans;

o     mail pharmacy laws and regulations;

o     privacy and confidentiality laws and regulations;

o     consumer protection laws and regulations;

o     legislation imposing benefit plan design restrictions;

o various licensure laws, such as managed care and third party administrator licensure laws;

o     drug pricing legislation; and

o     Medicare and Medicaid reimbursement regulations.

We believes we are operating our business in substantial compliance with all existing legal requirements material to the operation of our business. There are, however, significant uncertainties regarding the application of many of these legal requirements to our business, and there cannot be any assurance that a regulatory agency charged with enforcement of any of these laws or regulations will not interpret them differently or, if there is an enforcement action, that our interpretation would prevail. In addition, there are numerous proposed healthcare laws and regulations at the federal and state levels, many of which could materially affect our ability to conduct our business or adversely affect our results of operations.

If we fail to comply with the requirements of HIPAA, we could face sanctions and penalties.

      HIPAA provides safeguards to ensure the integrity and confidentiality of health information. Violation of the standards is punishable by fines and, in the case of wrongful disclosure of individually identifiable health information, imprisonment. Although the Company intends to comply with all applicable laws and regulations regarding medical information privacy, failure to do so could have an adverse effect on our business.

Large competitors in the healthcare industry could choose to compete against us, reducing our profit margins.

      Traditional health insurance companies, preferred provider networks, and pharmacy benefit managers are potential competitors of the Company. These companies include well-established companies, such as Merck-Medco, Express Scripts and Caremark Rx, which may have greater financial, marketing and technological resources than the Company. Competition in the marketplace has caused many pharmacy benefit managers to reduce the prices charged to clients for core services and share a larger portion of the formulary fees and related revenues received from drug manufacturers with clients. Increased price competition could reduce our profit margins and have a material adverse effect on our results of operations.

Our inability to react effectively to changes in the healthcare industry could adversely affect our operating results.

      In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare reimbursements, and horizontal and vertical consolidation within the healthcare industry. Proposed changes to the U.S. healthcare system may increase governmental involvement in healthcare and ancillary health services, and otherwise change the way payors, networks and providers conduct business. Healthcare organizations may react to these proposals and the uncertainty surrounding them by reducing or delaying purchases of cost control mechanisms and related services that the Company provides. Other legislative or market-driven changes in the healthcare system that the Company cannot anticipate could also materially adversely affect our business. The Company's inability to react effectively to these and other changes in the healthcare industry could adversely affect our operating results. We cannot predict whether any healthcare reform efforts will be enacted and what effect any such reforms may have on the Company or our customers. The inability of the Company to react effectively to changes in the healthcare industry may result in a material adverse effect on its business.

Any inability to adequately protect our intellectual property could harm our competitive position.

      The Company considers its methodologies, processes and know-how to be proprietary and seeks to protect its proprietary information through confidentiality agreements with its employees. The Company's policy is to have employees enter into confidentiality agreements containing provisions prohibiting the disclosure of confidential information to anyone outside of the Company, requiring employees to acknowledge, and, if requested, assist in confirming the Company's ownership of new ideas, developments, discoveries or inventions conceived during employment, and requiring assignment to the Company of proprietary rights to such matters that are related to the Company's business. There can be no assurance that the steps taken by us to protect our intellectual property will be successful. If the Company does not adequately protect its intellectual property, competitors may be able to use its technologies and erode or negate its competitive advantage.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the offering. However, we will receive proceeds upon exercise of the warrants issued to Laidlaw & Company (UK) Ltd. in connection with the March 2006 private placement.

                              SELLING STOCKHOLDERS

      An aggregate of 3,596,838 shares of American CareSource Holdings will be registered for resale under this prospectus. Of such shares (i) 1,392,825 shares were issued pursuant to the distribution by dividend of our common stock by Patient Infosystems to investors in its October 2005 private offering; (ii) 273,618 shares were issued pursuant to the distribution by dividend of shares of our common stock by Patient Infosystems as payment of dividends in the October 2005 dividend distribution of Patient Infosystems' common stock to the Series C and Series D preferred stockholders of Patient Infosystems; and (iii) 1,930,395 shares were issued by American CareSource Holdings in its March 2006 private placement. Of the above amounts, 313,470 shares are issuable upon exercise of certain common stock purchase warrants issued as compensation to Laidlaw & Company (UK) Ltd. All of the distributions referred to above were made exclusively to "accredited investors" as defined in Rule 501 of Regulation D.

      To the extent permitted by law, the selling stockholders listed below may resell shares pursuant to this prospectus. We have registered the sale of the shares to permit the selling stockholders and their respective permitted transferees or other successors in interest that receive their shares from the selling stockholders after the date of this prospectus to resell the shares. The following table sets forth certain information as of January 30, 2007 regarding the resale by the selling stockholders of 3,596,838 shares of common stock.

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
October 2005 Private Offering
-----------------------------
Gero G. Papst                                                 3,492               3,492                         0
Robert and Jodi C. Calvert                                    3,492               3,492                         0
Alessandro Corale                                             3,492               3,492                         0
Werner & Elisabeth Daghofer                                   4,889               4,889                         0
James M. Ehrhart                                              6,984               6,984                         0
Stern Agee & Leach Inc. c/f Peter Grillo IRA                  6,984               6,984                         0
Robin Maxwell                                                 3,492               3,492                         0
John O'Loughlin                                               3,492               3,492                         0
Jang Suh Park                                                13,967              13,967                         0
Muneswara Sreenvasan                                          3,492               3,492                         0
Klaus Wehler                                                  6,000               6,000                         0
Stern Agee & Leach Inc. c/f Alexander Sepulveda
IRA                                                           6,984               6,984                         0
Kavuri Surendranath                                          13,967              13,967                         0
Kirby Frank                                                   5,984               5,984                         0
Arnold Urson                                                 13,967              13,967                         0
Charles Mader                                                 3,492               3,492                         0
John Barnum                                                   6,984               6,984                         0
Donald Gross                                                 20,950              20,950                         0
Theodore Bonneu                                               9,267               9,267                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
Michael B. & Sheila Carroll                                  13,967              13,967                         0
The Carnahan Trust                                           27,933              27,933                         0
Dale Williams                                                 6,984               6,984                         0
Randy M. Uphon                                               13,967              13,967                         0
Terazeal Pty Ltd.                                            13,967              13,967                         0
H. Jakob Skadegaard                                           6,984               6,984                         0
Today Reality Advisors, Inc.                                 15,364              15,364                         0
James K. and Sharon A. Randolph                              55,866              55,866                         0
Joseph Petrocelli                                             3,492               3,492                         0
Richard M. Maser                                              6,984               6,984                         0
Maybach Capital, Inc.                                        69,833              69,833                         0
John P. Morris                                                6,984               6,984                         0
Alastair McEwan                                              13,967              13,967                         0
Ray & Erica Kapany                                            7,682               7,682                         0
Patrick E. & Barbara J. Kaminski                              3,492               3,492                         0
William R. & Joanne Jellison                                 20,950              20,950                         0
Per Gustafsson                                              212,431             212,431                         0
Pablo A. Garcia Fernandez                                     6,079               6,079                         0
John W. Eilers                                                6,984               6,984                         0
Stella Rosh                                                   5,587               5,587                         0
Gerald C. and Diane M. Palmer                                 6,984               6,984                         0
Robert Mosbaugh                                               2,794               2,794                         0
Ronald W. Randle                                              3,492               3,492                         0
Ronald & Cindy Soicher                                        6,984               6,984                         0
Thomas K. Beard                                               6,984               6,984                         0
Bernard Ochs                                                  6,984               6,984                         0
Graham Smith                                                 13,967              13,967                         0
Paul Major                                                    1,397               1,397                         0
Victor Giamanco                                              13,967              13,967                         0
Logan Hurst                                                  18,465              18,465                         0
The Jayaraman Living Trust dtd 2/11/98                       14,535              14,535                         0
Stern Agee & Leach Inc. c/f Robert A.
Laughlin - IRA                                                3,634               3,634                         0
Brian J. Smith                                                1,454               1,454                         0
Burrach Willi                                                 5,655               5,655                         0
Scott & Gaye Dunlop                                           9,157               9,157                         0
Curtis J. & Dorothy Bailey                                    7,268               7,268                         0
Brian Billet                                                  3,634               3,634                         0
Robert Clauss                                                 3,634               3,634                         0
Louis & Denise Torelli                                        3,634               3,634                         0
Edwin Schultz Jr.                                             7,268               7,268                         0
Howard E. Richmond Jr.                                        7,268               7,268                         0
Lou Pozza                                                     3,634               3,634                         0
Carlos E. Perez                                               7,268               7,268                         0
Peter & Linda Licari                                         23,983              23,983                         0
Richard A. Lisauskas                                         10,902              10,902                         0
Harold A. Deadman                                             7,268               7,268                         0
Thomas & Suzanne Hansbauer                                    3,634               3,634                         0
William V. & Nancy E. Hugie                                   4,361               4,361                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
The Slansky Family Trust                                     14,535              14,535                         0
Linda S. Woodard                                              3,634               3,634                         0
Blake Williams                                                7,268               7,268                         0
James Bruce Overmier                                          3,634               3,634                         0
Tom & Misa Benson                                             7,268               7,268                         0
Andrew W. Miller                                              3,634               3,634                         0
Klaus Arne Booth                                              5,524               5,524                         0
Steven T. & Vicki J. Childs                                  14,535              14,535                         0
Mark Ellis                                                    3,634               3,634                         0
Paul Samson Sr.                                              29,070              29,070                         0
Stuart Kolodner & Deborah Simonds                             3,634               3,634                         0
Dave M. Parsin                                                3,634               3,634                         0
Reinald Schneller                                             5,088               5,088                         0
Brian and Julia M. Renner                                     7,268               7,268                         0
Jon R. Bullock                                                3,634               3,634                         0
Natan & Miryam Vishlitzky                                    42,878              42,878                         0
Bill Barrett                                                  3,634               3,634                         0
Pershing LLC c/f Anne Bivona IRA                              5,088               5,088                         0
Meertens Henk                                                14,535              14,535                         0
Atef Awadallah                                                1,454               1,454                         0
Stern Agee & Leach Inc. c/f James S.
Bregman - IRA                                                   902                 902                         0
Stella Rosh                                                   2,907               2,907                         0
Sky & Victoria Kruse                                         14,535              14,535                         0
Joseph T. DeComa Jr.                                         14,535              14,535                         0
Leonard B. Hodes                                              4,361               4,361                         0
Dale A. Crenwelge                                             7,268               7,268                         0
J.A. & Elizabeth Yewdall                                      4,361               4,361                         0
Morihiro Edwin Aoki                                           2,907               2,907                         0
Lance Gelein                                                  3,634               3,634                         0
J. Michael & Susan Zabkar                                     3,634               3,634                         0
Sheldon L. Miller                                            23,605              23,605                         0
Joseph & Dorit Ringelstein                                    7,268               7,268                         0
Hans van Luit                                                13,605              13,605                         0
Stern Agee & Leach Inc. c/f Carrin Reid - IRA                 1,745               1,745                         0
Ray & Erica Kapany                                            2,907               2,907                         0
Thomas H. Flinn                                               3,634               3,634                         0
Charles & Deanna West                                         2,617               2,617                         0
Randall W. Heinrich                                           2,028               2,028                         0
Stern Agee & Leach Inc. c/f Brian R. Pollack IRA              1,817               1,817                         0
Stephen Witt                                                  2,181               2,181                         0
Charles Mader                                                 2,907               2,907                         0
Terazeal Pty Ltd.                                             7,268               7,268                         0
Barry Wojcik                                                 21,803              21,803                         0
Gary Schurman                                                14,535              14,535                         0
Michael B. & Sheila Carroll                                   4,361               4,361                         0
Katie & Adam Bridge Partners, L.P.                           13,322              13,322                         0
Laidlaw & Company (UK) Ltd.                                 153,518             153,518                         0
Total:                                                    1,392,825           1,392,825                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
October Preferred Stock Dividend:
To  Patient Infosystems' Preferred Stockholders
Derace Schaffer (2)                                         954,546              20,348                   934,198
RJ & Ann Vassiliou                                              600                 600                         0
Nicholas Vassiliou                                              240                 240                         0
Alexandria Vassiliou                                            240                 240                         0
Tel Pappajohn                                                   600                 600                         0
Ben Long                                                        360                 360                         0
Matthew P. Kinley                                               600                 600                         0
Goldfield Partners                                            1,199               1,199                         0
John Forsyth                                                    240                 240                         0
PMA, Ltd.                                                       624                 624                         0
John Pappajohn (3)                                        5,170,119             139,733                 5,030,386
Mary Pappajohn, Trustee of the Thomas M.
Limberis Revocable Trust Dated December 18, 2003                600                 600                         0
Principal Life Insurance Company (4)                      1,891,065              96,930                 1,794,135
Pappajohn Shriver Eide Nicolas PC Profit Sharing
Plan FBO Socrates G. Pappajohn                                2,453               2,453                         0
Berger Family Trust                                           2,458               2,458                         0
Ann Vassiliou Children's Trust                                1,227               1,227                         0
West Bank c/f Equity Dynamics, Inc. 401(k) FBO
Matt Kinley                                                   1,127               1,127                         0
GAC Development II, LLC                                       1,136               1,136                         0
West Bank c/f Equity Dynamics Inc. 401(k) FBO
Ben Long                                                        450                 450                         0
Ann Vassiliou                                                 2,453               2,453                         0
Total:                                                    8,032,337             273,618                 7,758,719

March 2006 Private Placement
First Closing:
Norihiri Edwin Aoki                                           5,000               5,000                         0
Claude Aubert                                                10,000              10,000                         0
Sevi Avigdor                                                  5,000               5,000                         0
Kirk Balzer                                                  20,000              20,000                         0
Erwin Bamps                                                   4,800               4,800                         0
James Bielicki                                                5,000               5,000                         0
Christ T.Brown                                                5,000               5,000                         0
Ralph Canter                                                 20,000              20,000                         0
Gus A.Chafoulias                                             20,000              20,000                         0
Kirk Chi                                                     20,000              20,000                         0
Stephen T. & Vicki J. Childs - JTWROS                        20,000              20,000                         0
Cohen Family Trust dtd 3/7/02, Mitch K. Cohen
TTEE, Amy B. Cohen TTEE                                      10,000              10,000                         0
Confidential Services Intl., Inc.                             9,800               9,800                         0
Allesandro Cornale                                            1,908               1,908                         0
Roger S. & Nancy A. Countryman - TIC                         10,000              10,000                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
Custer & Wright, a TX General Partnership                     8,000               8,000                         0
Joseph T.DeComa Jr.                                          28,000              28,000                         0
M.F. Diels                                                   30,000              30,000                         0
James M. Ehrhart                                              5,000               5,000                         0
John W. Eilers                                               10,000              10,000                         0
Elchak Living Trust                                          10,000              10,000                         0
Dale Emanuel & Caroline Rekoff -JTWROS                       40,000              40,000                         0
Mariano Ferrari & Helvecia Chaile - JTWROS                    8,000               8,000                         0
Jamie K. & Courtney K Fielder - JTWROS                        4,000               4,000                         0
Everett Fleisig                                              10,000              10,000                         0
John French                                                   5,000               5,000                         0
Pablo & Laura Garcia Fernandez - JTWROS                      10,000              10,000                         0
Seamus Geary                                                 10,000              10,000                         0
Joseph Gianmanco                                            125,000             125,000                         0
Victor Gianmanco                                             25,000              25,000                         0
Gregory Gilleland                                             5,000               5,000                         0
Andrew Charles Good & Fiona McPhee - JTWROS                   6,000               6,000                         0
Steven & Susan Goreham - JTWROS                               2,000               2,000                         0
Per Gustafsson                                               30,000              30,000                         0
Samuel & Nicole Jean Guzman - JTWROS                          4,600               4,600                         0
Philip J.Hempleman                                           80,000              80,000                         0
Jim Herzog                                                    3,000               3,000                         0
Erik B. Hollensen                                             4,200               4,200                         0
Logan Hurst                                                  16,535              16,535                         0
William & Joanne Jellison - JTWROS                           29,000              29,000                         0
Todd & LuAnn Johnson - JT TEN                                10,000              10,000                         0
Tom E. Johnson                                               20,000              20,000                         0
Russ W. Jones                                                 5,000               5,000                         0
Ray & Erica Kapany                                            9,000               9,000                         0
Sky & Victoria Kruse - JT TEN                                 5,000               5,000                         0
Ulrich Kuhn                                                   5,000               5,000                         0
Lanzone Family Living Trust dtd 11/4/97                       2,000               2,000                         0
Peter & Linda Licari - JTWROS                                 9,800               9,800                         0
Charles Mader                                                 5,000               5,000                         0
Manchester Explorer LP                                       25,000              25,000                         0
Marsing Family Trust                                          7,000               7,000                         0
Alastair McEwan                                              10,000              10,000                         0
Robert Mosbaugh                                               7,200               7,200                         0
Ray & Jodi Nofi - JTWROS                                      2,000               2,000                         0
Stuart & Virginia Peltz - JTWROS                             40,000              40,000                         0
Perceptive Life Sciences Master Fund, Ltd.                  100,000             100,000                         0
David & Haya Perlmutter - JTWROS                             10,000              10,000                         0
Louis Quagliata                                              10,000              10,000                         0
William Rabetz                                                5,000               5,000                         0
Steve & Denise Raby - JTWROS                                  5,000               5,000                         0
Howard E Richmond Jr.                                         5,000               5,000                         0
Doug Russell                                                 10,000              10,000                         0
Paul Sansone Sr.                                             20,000              20,000                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
Slansky Family Trust                                         10,000              10,000                         0
William H. & Elizabeth R. Sledge - JTWROS                     5,000               5,000                         0
Jeffrey Stark                                                 6,000               6,000                         0
Ameritrade Inc. c/f Glen Stransky SEP IRA                     5,000               5,000                         0
Stern Agee & Leach c/f Kevin O'Connell IRA                   24,000              24,000                         0
Stern Agee & Leach c/f Michael Clements IRA                   8,000               8,000                         0
Stern Agee & Leach c/f Robert Mosbaugh Rollover
IRA                                                          15,800              15,800                         0
Thomcapital OY                                               98,600              98,600                         0
Natan & Miryam Vishlitsky - JTWROS                           40,000              40,000                         0
Raymond E. Weber                                              5,000               5,000                         0
Hubert Wieser                                                10,000              10,000                         0
Matthew Wynn                                                  5,000               5,000                         0

Second Closing:
Brian Billet                                                  5,000               5,000                         0
Barbara P. Laner Trust of 1983                               15,000              15,000                         0
Alan G Box                                                    5,000               5,000                         0
Choi Meng Chan                                                4,000               4,000                         0
Werner & Elisabeth Daghofer - JTWROS                         20,100              20,100                         0
Enrico Deluchi                                               10,000              10,000                         0
Mike Dickerson                                               10,000              10,000                         0
Scott & Gaye Dunlop - JTWROS                                  1,600               1,600                         0
Henry W. Finger                                               5,000               5,000                         0
JoAnn Friedman                                               20,000              20,000                         0
Robert & Courtney Gaccione                                    2,500               2,500                         0
Dale Geiss                                                   10,000              10,000                         0
Joseph Gianmanco                                             35,000              35,000                         0
Avi Klayman                                                  20,000              20,000                         0
Laner Real Estate Holdings, LLC                              40,000              40,000                         0
Ken & Nancy Larsen - JTWROS                                  10,000              10,000                         0
Peter & Linda Licari - JTWROS                                10,000              10,000                         0
Albert S. Malka,                                              3,000               3,000                         0
Richard M. Maser                                              5,000               5,000                         0
Maybach Capital, Inc.                                        95,000              95,000                         0
Ronald J. Menello                                            20,000              20,000                         0
W. Dickson Moss III                                          10,000              10,000                         0
Duane Nelson                                                 10,000              10,000                         0
Louis Quagliata                                              10,000              10,000                         0
James & Sharon Randolph                                      40,000              40,000                         0
Howard E. Richmond Jr.                                        5,000               5,000                         0
Robert T. Keim Revocable Trust UTA 12/22/99                  10,000              10,000                         0
Stella Rosh                                                  10,000              10,000                         0
William & Fay Sabatose - JTWROS                               9,600               9,600                         0
Thomas A. & Cynthia R. Schmidt - JTWROS                       5,000               5,000                         0
Reinald Schneller                                             2,000               2,000                         0
Stern Agee & Leach c/f Aaron Welch IRA                        2,800               2,800                         0

Selling Stockholder                                Shares                 Total Shares         Shares
                                                   Owned Before the       Registered in        Beneficially Owned
                                                   Offering (1)           the Offering         After the Offering
-----------------------------------------------------------------------------------------------------------------
Stern Agee & Leach c/f Charles Mader IRA                     10,000              10,000                         0
Stern Agee & Leach c/f Ray Nofi SEP IRA                       2,000               2,000                         0
Stern Agee & Leach c/f Steven Gelbstein IRA                   7,600               7,600                         0
Rainer Thomas                                                 5,000               5,000                         0
Peter Unanue                                                 30,000              30,000                         0
John Albert Yetman                                            5,000               5,000                         0
Natan & Miryam Vishlitsky                                    16,000              16,000                         0
Robert Bonaventura (5)                                        9,143               9,143                         0
Craig Bonn (5)                                                7,144               7,144                         0
R. Kevin Connors (5)                                          7,144               7,144                         0
Frank G. Mazzola (5)                                         23,500              23,500                         0
Hugh Marasa (5)                                               2,300               2,300                         0
Mike Giles (5)                                                  600                 600                         0
Jason Russo (5)                                               1,500               1,500                         0
Ronald Zuckerman (5)                                          3,800               3,800                         0
Nancy Reif (5)                                                3,000               3,000                         0
Robert Rotunno (5)                                            2,708               2,708                         0
Adam Scott (5)                                                  632                 632                         0
Peter Silverman (5)                                           1,600               1,600                         0
Johnson Ngo (5)                                                 120                 120                         0
Bruce Silver (5)                                                709                 709                         0
Sam Silverstein (5)                                             187                 187                         0
Peter Malone (5)                                                300                 300                         0
David Polifroni (5)                                              75                  75                         0
Joseph Cordi (5)                                                630                 630                         0
James Reid (5)                                                1,584               1,584                         0
Steven Hill (5)                                                 240                 240                         0
Jared Carmel (5)                                              1,000               1,000                         0
Maya Lawler (5)                                               3,180               3,180                         0
Christina Gallo (5)                                             382                 382                         0
Glen McKelvey (5)                                               300                 300                         0
Jonathan Lawrence (5)                                         3,000               3,000                         0
Ted Fowler (5)                                               16,000              16,000                         0
John Marcus (5)                                               1,194               1,194                         0
Craig Boden (5)                                               4,000               4,000                         0
Bonanza Trust, Jeff Zaluda, agent for Trustee
Horwood Marcus and Berk (5)                                  31,990              31,990                         0
Dianthus LLC, c/o Deirdre Henderson, Manager (5)             31,990              31,990                         0

Total:                                                    1,930,395           1,930,395                         0

Total Shares:                                            11,358,557           3,596,838                 7,758,719

(1) Information provided with respect to shares owned before the offering gives effect to information previously provided by each of the selling stockholders. No assurance can be given that the selling stockholders do not own additional shares of common stock in addition to the restricted securities included in the table.

(2) Derace L. Schaffer, M.D. is the beneficial owner of 6.4% of the outstanding shares of the common stock of the Company. Includes warrants to purchase 274,123 shares of Company's common stock exercisable any time before January 27, 2010 and additional warrants to purchase 144,238 shares of Company's common stock exercisable any time before August 15, 2010. Includes 31,241 vested stock options for common stock issuable upon exercise. Dr. Schaffer is a member of the Board of Directors of the Company and a principal stockholder of Patient Infosystems, Inc. Dr. Schaffer's ownership as reported herein does not include the shares owned by Patient Infosystems.

(3) John Pappajohn is the beneficial owner of 33.4% of the outstanding shares of the common stock of the Company. Includes warrants to purchase 653,668 shares of Company's common stock exercisable any time before January 27, 2010 and additional warrants to purchase 320,248 shares of Company's common stock exercisable any time before August 15, 2010. Includes 31,241 vested stock options for common stock issuable upon exercise. Excludes an aggregate of 281,167 shares subject to warrants assigned by Mr. Pappajohn to persons not affiliated with the Company, with respect to which he is not the beneficial owner. Mr. Pappajohn is a member of the Board of Directors of the Company and a principal stockholder of Patient Infosystems, Inc. Mr. Pappajohn's ownership as reported herein does not include the shares owned by Patient Infosystems.

(4) Principal Life Insurance Company is the beneficial owner of 13.1% of the outstanding shares of the common stock of the Company.

(5) Such shares have been assigned to the above listed selling stockholder in connection with the warrant Laidlaw & Company (UK) Ltd received to purchase 159,952 shares of common stock with an exercise price of $5.50.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

o block trades in which the broker/dealer will attempt to sell the shares as agent but may position and o resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales;

o broker/dealers may agree with the selling stockholders to sell a specified number of such shares at a o stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker/dealers engaged by the selling stockholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the selling stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commission received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be an underwriting commission under the Securities Act. The selling stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

      In addition, we are required to file electronic versions of these materials with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) database system. Copies of this registration statement and its exhibits, as well as of our annual reports, quarterly reports, proxy statements and other filings, may be examined without charge via the EDGAR database. The internet address of the EDGAR database is http://www.sec.gov.

      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus.

      Requests for such documents should be addressed in writing or by telephone to:

                  Wayne A. Schellhammer
                  President and Chief Executive Officer
                  American CareSource Holdings, Inc.
                  5429 Lyndon B. Johnson Freeway
                  Suite 700
                  Dallas, TX  75240
                  Telephone: (972) 308-6830

                           INCORPORATION BY REFERENCE

      We have filed the following documents with the SEC (SEC File No. 000-51603), which are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

      (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

      (c) The Company's Current Reports on Form 8-K filed January 6, January 13, February 22, March 1, March 8, May 26, and December 14, 2006; and

      (d) The description of the Common Stock included in the section entitled "Description of Capital Stock" in the registration statement on Form SB-2 filed with the SEC on April 7, 2006, as amended by Amendment No. 1 on Form SB-2/A, filed with the SEC on May 9, 2006.

      All documents filed after the date hereof by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, excluding those filings made under items 2.02 or 7.01 of Form 8-K, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from their respective dates of filing until the information contained in such documents is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

                                 INDEMNIFICATION

      Our certificate of incorporation eliminates the personal liability to the Company or its stockholders for any breach of fiduciary duty by a director to the fullest extent permitted by Delaware law, except that personal liability shall not be eliminated or limit the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation includes provisions to indemnify any officer, director, employee or agent from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved as a party or otherwise, by reason of the fact that he is or was a director, officer, employee or agent of the Company, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the common stock offered by this prospectus will be passed upon by McCarter & English, LLP.

                                     EXPERTS

      The consolidated financial statements of American CareSource Holdings, Inc. for the years ending December 31, 2005 and 2004 have been audited by McGladrey & Pullen LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.


                                       18